SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 7, 1999



                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)



               Bermuda                     0-23625           Not Applicable
--------------------------------------------------------------------------------
      (State or other jurisdiction       (Commission          (IRS Employer
         of incorporation)                File Number)      Identification No.)


     Cumberland House, Victoria Street, Hamilton, Bermuda           HM 11
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      (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (441) 296-7667
--------------------------------------------------------------------------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)




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Item 5.   Other Information

     On September 7, 1999, Annuity and Life Re America, Inc. ("Annuity and Life Re America"), a subsidiary of Annuity and Life Re (Holdings), Ltd., agreed to acquire Capitol Bankers Life Insurance Company, a Michigan stock life insurance company, from Life Reassurance Corporation of America for approximately $9 million in cash.

     In connection with the acquisition, Life Re will enter into an administrative reinsurance agreement whereby it will agree to reinsure 100% of, and to provide administrative services for, Capitol Bankers' in force life insurance policies.

     Annuity and Life Re America has appointed Bryan J. Featherstone as its President and Chief Executive officer.

     A copy of the related press release is attached hereto and incorporated herein by reference.


Item 7.   Financial Statements and Exhibits

99.1      Press Release dated September 9, 1999.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 14, 1999

                                     ANNUITY AND LIFE RE (HOLDINGS), LTD.
                                     (Registrant)


                                     By:   /s/  Lawrence S. Doyle
                                           -------------------------------------
                                           Lawrence S. Doyle
                                           President and Chief Executive Officer
                                           Principal Officer





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                                  EXHIBIT INDEX

99.1      Press Release dated September 9, 1999.